As filed with the Securities and Exchange Commission on July 24, 2025
Registration No. 333-36957
Registration No. 333-81665
Registration No. 333-50056
Registration No. 333-125888
Registration No. 333-134861
Registration No. 333-192537
Registration No. 333-192538
Registration No. 333-211676
Registration No. 333-219486
Registration No. 333-226640
Registration No. 333-249980
Registration No. 333-273426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-36957
FORM S-8 REGISTRATION STATEMENT NO. 333-81665
FORM S-8 REGISTRATION STATEMENT NO. 333-50056
FORM S-8 REGISTRATION STATEMENT NO. 333-125888
FORM S-8 REGISTRATION STATEMENT NO. 333-134861
FORM S-8 REGISTRATION STATEMENT NO. 333-192537
FORM S-8 REGISTRATION STATEMENT NO. 333-192538
FORM S-8 REGISTRATION STATEMENT NO. 333-211676
FORM S-8 REGISTRATION STATEMENT NO. 333-219486
FORM S-8 REGISTRATION STATEMENT NO. 333-226640
FORM S-8 REGISTRATION STATEMENT NO. 333-249980
FORM S-8 REGISTRATION STATEMENT NO. 333-273426
UNDER
THE SECURITIES ACT OF 1933

Triumph Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0347963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

555 E Lancaster Avenue, Suite 400
Radnor, PA 19087
(610) 251-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Triumph Group, Inc. 1996 Stock Option Plan
Triumph Group, Inc. Directors' Stock Option Plan
2004 Stock Incentive Plan
Triumph Group Inc. Amended and Restated Directors’ Stock Option Plan
Triumph Group, Inc. 2013 Employee Stock Purchase Plan
Triumph Group, Inc. 2013 Equity and Cash Incentive Plan
Time-Based Restricted Stock Award Agreement by and between Daniel J. Crowley and Triumph Group, Inc., dated as of April 1, 2016
Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan
Triumph Group, Inc. Amended and Restated 2018 Equity Incentive Plan
(Full title of the plans)

Jennifer H. Allen
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
555 E Lancaster Avenue, Suite 400
Radnor, PA 19087
(610) 251-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Marie L. Gibson, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
New York, New York 10001
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by Triumph Group, Inc. (the “Registrant”) to deregister all securities remaining unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (Registration No. 333-36957), which was filed by the Registrant with the Commission on October 1, 1997, pertaining to the registration of the securities described in such statement under the Registrant’s 1996 Stock Option Plan.

•	Registration Statement on Form S-8 (Registration No. 333-81665), which was filed by the Registrant with the Commission on June 28, 1999, pertaining to the registration of the securities described in such statement under the Registrant’s Directors’ Stock Option Plan.

•	Registration Statement on Form S-8 (Registration No. 333-50056), which was filed by the Registrant with the Commission on November 16, 2000, pertaining to the registration of the securities described in such statement under the Registrant’s 1996 Stock Option Plan.

•	Registration Statement on Form S-8 (Registration No. 333-125888), which was filed by the Registrant with the Commission on June 17, 2005, pertaining to the registration of the securities described in such statement under the Registrant’s 2004 Stock Incentive Plan.

•	Registration Statement on Form S-8 (Registration No. 333-134861), which was filed by the Registrant with the Commission on June 8, 2006, pertaining to the registration of the securities described in such statement under the Registrant’s Amended and Restated Directors’ Stock Option Plan.

•	Registration Statement on Form S-8 (Registration No. 333-192537), which was filed by the Registrant with the Commission on November 25, 2013, pertaining to the registration of the securities described in such statement under the Registrant’s 2013 Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (Registration No. 333-192538), which was filed by the Registrant with the Commission on November 26, 2013, pertaining to the registration of the securities described in such statement under the Registrant’s 2013 Equity and Cash Incentive Plan.

•
Registration Statement on Form S-8 (Registration No. 333-211676), which was filed by the Registrant with the Commission on May 27, 2016, pertaining to the registration of the securities described in such statement under the Time-Based Restricted Stock Award Agreement by and between Daniel J. Crowley and Triumph Group, Inc., dated as of April 1, 2016.

•
Registration Statement on Form S-8 (Registration No. 333-219486), which was filed by the Registrant with the Commission on July 26, 2017, pertaining to the registration of the securities described in such statement under the Registrant’s 2016 Directors’ Equity Compensation Plan.

•
Registration Statement on Form S-8 (Registration No. 333-226640), which was filed by the Registrant with the Commission on August 7, 2018, pertaining to the registration of the securities described in such statement under the Registrant’s 2018 Equity Incentive Plan.

•
Registration Statement on Form S-8 (Registration No. 333-249980), filed by the Registrant with the Commission on November 9, 2020, pertaining to the registration of the securities described in such statement under the Registrant’s Amended and Restated 2018 Equity Incentive Plan.

•
Registration Statement on Form S-8 (Registration No. 333-273426), filed by the Registrant with the Commission on July 25, 2023, pertaining to the registration of additional securities under the Registrant’s 2016 Director’s Equity Compensation Plan and the Registrant’s Amended and Restated 2018 Equity Incentive Plan.

On July 24, 2025 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger dated February 2, 2025 (the “Merger Agreement”) among the Registrant, Titan BW Acquisition Holdco Inc., a Delaware corporation (“Parent”), and Titan BW Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of investment funds managed by Warburg Pincus LLC and Berkshire Partners LLC.

As a result of the Merger, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under the Registration Statements which remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration all of the securities that remain unsold under the Registration Statements as of the date hereof, if any.

The Registrant is filing this Post-Effective Amendment to withdraw and remove from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post- Effective Amendment, there will be no remaining securities registered by the Registrant pursuant to the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 24, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on July 24, 2025.

TRIUMPH GROUP, INC.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe, Jr.
Title: Senior Vice President, Chief Financial Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.